UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2025

DOVER CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-4018	53-0257888
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3005 Highland Parkway
Downers Grove, Illinois	60515
(Address of Principal Executive Offices)	(Zip Code)

(630) 541-1540

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	DOV	New York Stock Exchange
1.250% Notes due 2026	DOV 26	New York Stock Exchange
0.750% Notes due 2027	DOV 27	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On November 12, 2025, Dover Corporation (the “Company”) completed an offering of €550,000,000 aggregate principal amount of 3.500% Notes due 2033 (the “Euro Notes”).

The Euro Notes were registered under the Company’s Registration Statement on Form S-3ASR (File No. 333-269991) and are being offered by means of the Company’s prospectus, dated February 24, 2023 (the “Base Prospectus”), as supplemented by a prospectus supplement, dated November 5, 2025 (together with the Base Prospectus, the “Prospectus”). The material terms of the Euro Notes are described in the Prospectus.

The Euro Notes were issued under an indenture, dated as of February 8, 2001, entered into between the Company and The Bank of New York Mellon, as Trustee (as successor to Bank One Trust Company, N.A. and J.P. Morgan Trust Company, National Association) (the “Trustee”), as supplemented by a first supplemental indenture, dated as of October 13, 2005, between the Company and the Trustee, a second supplemental indenture, dated as of March 14, 2008, between the Company and the Trustee, a third supplemental indenture, dated as of February 22, 2011, between the Company and the Trustee, a fourth supplemental indenture, dated as of December 2, 2013, among the Company, the Trustee and the Bank of New York Mellon, London Branch, as Paying Agent (the “Paying Agent”), a fifth supplemental indenture, dated as of November 3, 2015, between the Company and the Trustee, a sixth supplemental indenture, dated as of November 9, 2016, among the Company, the Trustee and the Paying Agent, a seventh supplemental indenture, dated as of November 4, 2019, among the Company, the Trustee and the Paying Agent, an eighth supplemental indenture, dated November 4, 2019, between the Company and the Trustee, and a ninth supplemental indenture, dated November 12, 2025, among the Company, the Trustee and the Paying Agent (the “Ninth Supplemental Indenture”).

Euro Notes

In connection with the Company’s public offering of the Euro Notes, on November 5, 2025, the Company entered into a pricing agreement (the “Euro Note Pricing Agreement”) with Merrill Lynch International, Citigroup Global Markets Limited, ING Bank N.V., Deutsche Bank AG, London Branch, Goldman Sachs & Co. LLC, HSBC Bank plc, J.P. Morgan Securities plc, BNP PARIBAS, Scotiabank (Ireland) Designated Activity Company, Academy Securities, Inc. and U.S. Bancorp Investments, Inc. (collectively, the “Euro Note Underwriters”). The Company also entered an underwriting agreement, dated November 5, 2025, with the Euro Note Underwriters (the “Euro Note Underwriting Agreement”), the provisions of which are incorporated by reference into the Euro Note Pricing Agreement.

Interest on the Euro Notes is payable annually on November 12 of each year, beginning on November 12, 2026, to holders of record on the preceding November 1. Interest on the Euro Notes will accrue from November 12, 2025. The amount of interest payable for any interest period will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the Euro Notes (or November 12, 2025 if no interest has been paid on the Euro Notes), to, but excluding, the next scheduled interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association.

The Euro Notes will mature on November 12, 2033, unless earlier redeemed or repurchased.

The Euro Notes are the Company’s senior unsecured debt obligations and rank on parity with all of its other senior unsecured indebtedness. The Euro Notes are not convertible or exchangeable for any other securities.

In connection with the offering of the Euro Notes, Ivonne M. Cabrera, Esq., the Company’s Senior Vice President, General Counsel and Secretary, has provided the Company with the opinion regarding legality of the Euro Notes attached to this report as Exhibit 5.1.

For a complete description of the terms and conditions of the Euro Note Underwriting Agreement, the Euro Note Pricing Agreement and the Euro Notes, please refer to such agreements, the Ninth Supplemental Indenture and the form of Euro Note included in the Ninth Supplemental Indenture, which are incorporated herein by reference and attached to this report as Exhibits 99.1, 99.2, 4.1 and 4.2.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are furnished as part of this Current Report on Form 8-K:

1.1	Underwriting Agreement, dated November 5, 2025, between Dover Corporation and the Euro Note Underwriters.

1.2	Pricing Agreement, dated November 5, 2025, between Dover Corporation and the Euro Note Underwriters.

4.1	Ninth Supplemental Indenture, dated November 12, 2025, among Dover Corporation, the Trustee and the Paying Agent.

4.2	Form of Global Note representing the 3.500% Notes due 2033 (€550,000,000 aggregate principal amount) (included as Exhibit A to Exhibit 4.1).

5.1	Opinion of Ivonne M. Cabrera, Esq., Senior Vice President, General Counsel and Secretary of Dover Corporation, with respect to legality of the Euro Notes.

23.1	Consent of Ivonne M. Cabrera, Esq., Senior Vice President, General Counsel and Secretary of Dover Corporation with respect to the Euro Notes (set forth in Exhibit 5.1).

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2025	DOVER CORPORATION
(Registrant)

	By:	/s/ Ivonne M. Cabrera
Ivonne M. Cabrera
Senior Vice President, General Counsel & Secretary